SERVICE AGREEMENT


This  Customer  Service  Agreement  (CSA),   hereinafter   referred  to  as  the
"Agreement," entered into this 23rd day of June, 2003, by and between Netwolves Network Services, Inc. ("NNSI"), and Swift Transportation Co., Inc. ("Swift").

NNSI agrees to provide the services listed hereafter in this Agreement:

     1.   Services:

          a.   Voice Communications

               i-   Switched outbound

               ii-  Switched inbound

               iii- Dedicated outbound

               iv-  Dedicated Inbound

               v-   Calling Cards


     2.   Terms of Agreement

          Commencement date: July 1, 2003 invoice
          Termination Date: June 30, 2005

     3.   Rates are flat  rates and are  guaranteed  by NNSI for the term of the
          Agent: (See attached addendums for pricing)

          Note: No other discounts apply

          a.   Minimum monthly guaranteed payment for services $250,000.00.

     4. Provider Terms: Services provided through NNSI by other than NNSI may require the individual term to extend beyond the term of this Agreement. For each service element that ends beyond the term of this Agreement, the applicable rates shall be honored beyond the Agreement term to the termination of the individual service element term.

     5- Installation Charges All Installation Charges will be waived provided the service installed is not cancelled by Swift in year one of the service. Swift will be responsible for early termination less than one year in duration.

     6- Payment Terms: Payment due upon receipt. A service charge of 1.5% per month may be added to unpaid balances that are not paid within 30 days of the receipt of the invoice.

     7-   Early Termination:




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          a.   By Swift:  In the event Swift elects to terminate  this Agent for any reason other than just cause (defined below), Swift will be liable for payment of the monthly guaranteed payment four the number of months remaining in the term of the Agreement.

          b. By NNSI: In the event NNSI is unable or unwilling to provide the services listed under this Agreement whether the service is directly controlled by NNSI or dictated by an outside provider, the Agreement becomes null and void without further obligation to the other party.

     8- Service Commitment: NNSI agrees that in the event of a major network problem, NNSI will work diligently to resolve the problem or provide Swift with an alternate network. In the event NNSI has not corrected a major network problem within 45 days of notification to NNSI, Swift has the option of terminating the agreement.

     9-   Additional terms:

          -- The rates associated with this CSA are shown on the attachments. Any services provided by NNSI, not covered in this Agreement, will be governed by current NNSI state tariffs, or negotiated as needed. Where tariffs are not required, Minnesota tariff will govern. Certain non-usage rate elements, i.e. LEC provided access, fixed Monthly Recurring Charges (MRC), FCC mandated fees and other administrative charges not under NNSI's control may change from time to time.

          -- Customer shall indemnify and bold NNSI harmless from all costs, expenses, claims, or actions arising from fraudulent cells of any nature which may comprise a portion of the Service. Customer shall not be excused from paying NNSI for Service provided to Customer or army portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service.

          -- All Bona Fide Billing Disputes along with complete documentation must be submitted in writing within one hundred twenty (120) days of the invoice date to:

                        NetWolves Network Services
                        5101 Shady Oak Road
                        Minnetonka, MN  55343
                        Attn: Accounts Receivable

          -- Customer must pay all charges which are not in dispute in accordance with the payment terms set forth in the CSA. An amount will not be considered "in dispute" until Customer has provided



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               NNSI with written notification and complete  documentation of the
               Bona Fide Billing Dispute. Customer must cooperate with NN SI to resolve any disputes expeditiously.

          -- If NNSI determines that Customer is entitled to credits, NNSI will credit Customer's invoice for such amount on the next appropriate billing cycle.

          -- In. the event that the dispute is resolved in favor of NNSI, Customer agrees to pay the disputed amount together with any applicable late fees within ten (10) days of resolution.


     10- Confidentiality: Swift and NNS1 agree that the terms and conditions of this Agreement are not to be disclosed to a third party without the written consent of both parties.

     This Agreement entered into on the date first written herein.


     Swift Transportation Co., Inc.


    /s/ Gary Weinberger
    ---------------------
By: Gary Weinberger, V. P.


NNSI


    /s/ Scott Foote
    ---------------------
By: Scott Foote, President

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